Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TOP FLIGHT GAMEBIRDS, INC.", CHANGING ITS NAME FROM "TOP FLIGHT GAMEBIRDS, INC." TO "GLOBAL PHARM HOLDINGS GROUP, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF SEPTEMBER, A.D. 2010, AT 2 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTIETH DAY OF SEPTEMBER, A.D. 2010.

4299435 8100

100898579

SECRETARY'S OFFICE · DELAWARE

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 8221770

DATE: 09-13-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:00 PM 09/10/2010
FILED 02:00 PM 09/10/2010
SRV 100898579 - 4299435 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TOP FLIGHT GAMEBIRDS, INC.

The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

FIRST: The name of the corporation is:

TOP FLIGHT GAMEBIRDS, INC.

SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

Paragraph First of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

- First: The name of this corporation is **GLOBAL PHARM HOLDINGS GROUP, INC.**

THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of at least a majority of the outstanding shares entitled to vote thereon, and due notice so taken has been given to those shareholders who have not consented in writing pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Amendment shall take effect as of September 20, 2010.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of the corporation's Certificate of Incorporation, as amended, to be signed by Yunlu Yin, its CEO, this 10th day of September, 2010.

TOP FLIGHT GAMEBIRDS, INC.

By: ____________________
Yunlu Yin, Chief Executive Officer